SECOND AMENDED SETTLEMENT AGREEMENT

This Second Amended Settlement Agreement (this “Second Amended Agreement”), dated as of April 14, 2021 (“Effective Date”), is entered into between Infinite Group, Inc. (“IGI”) and the Pension Benefit Guaranty Corporation (“PBGC”, and collectively with IGI, the “Parties”).

Recitals
A. PBGC is a wholly owned United States government corporation and agency established under 29 U.S.C. § 1332 to administer the pension plan termination insurance program created by Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461 (2018).

B. IGI is located in Pittsford, New York and is incorporated in Delaware.

C. At all material times, IGI had a wholly owned subsidiary, Osley & Whitney, Inc., which sponsored the Osley & Whitney, Inc. Retirement Plan (the “Plan”), a defined benefit pension plan covered by the pension plan termination insurance program under Title IV. PBGC asserted and IGI denied that after December 31, 2002, IGI was the contributing sponsor of the Plan.

D. In 2011, IGI and PBGC entered into an agreement (1) terminating the Plan under 29 U.S.C. § 1342, (2) establishing November 30, 2001, as the Plan’s termination date under 29 U.S.C. § 1348, and (3) appointing PBGC as statutory trustee of the Plan.

E. IGI and PBGC resolved all issues related to the termination of the Osley & Whitney Retirement Plan, IGI’s liabilities to PBGC under 29 U.S.C. §§ 1301-1461 in connection with such termination (“Title IV Liabilities”) and any other Plan-related liabilities to PBGC or the Plan (collectively with the Title IV Liabilities, the “Pension Liabilities”), excluding any liability for breach of fiduciary duty to the Plan, by executing a settlement agreement, effective September 1, 2011 (the “Agreement”).

F. Pursuant to Section 3.2 of the Agreement, IGI delivered to PBGC a signed promissory note dated October 17, 2011 and an amortization schedule for quarterly payments of principal and interest payable in the specified payment amounts set forth in the amortization schedule.

G. On March 30, 2015, IGI and PBGC entered into an agreement amending the Agreement (the “First Amended Agreement”), which revised the payment schedule provided for in the Agreement.

H. IGI subsequently defaulted and failed to pay certain payments due under the revised payment schedule of the First Amended Agreement (such failure, the “Default”).

The Parties have reached an understanding to resolve the Default and the Title IV Liabilities as follows:

Settlement Payments

1.     Settlement Amount; Payment. IGI shall pay $200,000 to PBGC (the “Settlement Payment”) within 14 days after the Effective Date. The Settlement Payment shall be paid in cash by wire transfer in accordance with the instructions attached hereto as Exhibit A.

Release

2. Releases. On the 95ht day after payment of the Settlement Payment, if no bankruptcy petition has been filed by or against IGI before such 95th day, PBGC will be deemed to have released IGI from the Title IV Liabilities and its obligations under the Agreement, as modified by the First Amended Agreement.

General Provisions

3. Governing Law. Except to any extent preempted by federal law, the laws of the State of New York (without giving effect to its principles of conflicts of law) govern all matters relating to this Second Amended Agreement. Each Party (a) consents to the exclusive jurisdiction of the U.S. District Court for the District of Columbia and its appellate courts for all matters relating to this Second Amended Agreement, (b) consents that any action or proceeding relating to this Second Amended Agreement may be brought in any such court, and (c) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

4. Entire Agreement. This Second Amended Agreement (including all exhibits) constitutes the entire and final agreement between the Parties with respect to the matters provided for herein and no other agreement or understanding exists between the Parties with respect to such matters.

5. Amendments. This Second Amended Agreement may not be altered, amended, modified, or otherwise changed in any respect except by an instrument in writing executed by both Parties.

6. Execution; Delivery. This Second Amended Agreement may be executed in one or more counterparts and by different Parties on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart by facsimile or emailed PDF file (to RGlickman@igius.com for IGI; to Jean Marie Breen breen.jean@pbgc.gov for PBGC) will be equally as effective as delivery of an original executed counterpart.

7. Severability. If any provision in this Second Amended Agreement is invalid, inoperative, or unenforceable, the remaining provisions thereof remain in effect if both the economic and legal substance of the transactions contemplated thereby is not materially affected in any manner adverse to either Party. Otherwise, the Parties shall negotiate in good faith to rewrite any such provision so as to, as nearly and fairly as possible, approach the economic and legal substance originally intended.

8. Construction. The language used in this Second Amended Agreement is deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction applies against any Party. Nor does any rule of construction favoring a non-draftsman apply. A reference to any statute is deemed also to refer to all rules and regulations promulgated under the statute, unless the context requires otherwise. Unless specifically otherwise provided or the context otherwise requires, the singular includes the plural and the plural the singular; the word “or” is deemed to include “and/or”; the words “including”, “includes” and “include” are deemed to be followed by the words “without limitation”; the words “herein,” “hereof,” “hereby,” “hereunder,” “herewith,” and words of similar import refer to this Second Amended Agreement as a whole and not to any particular subdivision unless expressly so limited; and references to sections or exhibits are to those of this Second Amended Agreement. Headings in this Second Amended Agreement are included for convenience of reference only and do not constitute a part hereof for any other purpose.

9. Notices. Each notice, demand, instruction, or other communication required or permitted under this Second Amended Agreement to any Party (any of the foregoing, a “Notice”) must be in writing, is effective upon receipt if received on a business day (or otherwise, on the next day that is a business day), and must be delivered by a nationally recognized pre-paid overnight delivery service. Unless otherwise specified in a prior Notice sent or delivered in accordance with the foregoing provisions of this Section 9, each Notice must be sent to the Parties as indicated below:

In the case of IGI to:

Infinite Group, Inc.
Attn: R. Glickman
175 Sully’s Trail, Suite 202
Pittsford, NY 14532

In the case of PBGC to:

Pension Benefit Guaranty Corporation
Corporate Finance and Restructuring Department
Attn: Robert Bacon, Deputy Director of CFRD
1200 K Street, N.W., Suite 340
Washington, D.C. 20005-4026

With a copy to: SACompliance@pbgc.gov

10. Each Party represents and warrants that it is authorized to enter into this Second Amended Agreement and that this Second Amended Agreement constitutes its legal, valid, and binding contract enforceable against it by the other Party in accordance with the terms hereof. Each signatory represents and warrants that he or she is authorized to execute this Second Amended Agreement on behalf of the Party for whom he or she has signed and to bind such Party hereunder.

11. Advice of Counsel. Each Party represents and warrants that it has been represented and advised by counsel or has had full opportunity to be represented and advised by counsel with respect to this Second Amended Agreement and all matters covered by it.

12.     Costs. Each Party will bear its own costs and expenses, including attorneys’ fees, in connection with the preparation, execution, and delivery of this Second Amended Agreement, and in connection with the consummation of the transactions contemplated hereby.

13.    No Third-Party Beneficiaries. This Second Amended Agreement is intended to be and is for the sole and exclusive benefit of IGI and PBGC, any other Controlled Group Members (but only with respect to Section 2) and their respective successors and assigns. Nothing expressed in or to be implied from this Second Amended Agreement gives any other person or entity any legal or equitable right, remedy, or claim against any Party under or in respect of this Second Amended Agreement.

IN WITNESS WHEREOF, the Parties have executed and delivered this Second Amended Agreement as of the Effective Date.

INFINITE GROUP, INC.

_/s/ James A. Villa________
Name: James A. Villa
Title: CEO

PENSION BENEFIT GUARANTY CORPORATION

__/s/ David E. Mudd ______
Name: David E. Mudd
Title: Deputy Chief Investment Officer